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                                                                   EXHIBIT 10.25


                            CAYENNE SOFTWARE, INC.

                               CY 97 BONUS PLAN


A portion or all of each executive officer's bonus will be based on the achievement of net income ("Profit") before taxes by Cayenne Software, Inc., (the "Company"). The bonus will be paid as follows:

        (A) For the Company's President: every one (1) full percentage point of Profit Before Taxes up to 10% will result in a payment of $25,000. Every one (1) full percentage point of Profit Before Taxes above 10% will result in a payment of $50,000.

        (B)     For the Company's Senior Vice President of Product Operations:
                (i) 33.3% of base salary for achievement versus plan of total worldwide software license and maintenance revenue. (This incentive will be computed and paid quarterly according to an accelerated scale that will yield 50% of the incentive at approximately 5% Profit Before Taxes and 100% of the incentive at ten percent Profit Before Taxes, maximum quarterly payout is the quarterly incentive target), and (ii) 33.3% of base salary for year-end Profit Before Taxes as follows: every one (1) full percentage point of Profit Before Taxes up to 10% will result in a payment of $7,500; every one (1) full percentage point of Profit Before Taxes above 10% will result in a payment of $15,000.

        (C)     For the Company's Senior Vice President of Worldwide Field
                Operations: (i) 35% of base salary for achievement of worldwide revenue versus plan will be computed and paid monthly, (ii) 35% of base salary for achievement of worldwide operations contribution margin versus plan will be computed and paid quarterly, and (iii) 30% of base salary for achievement of year-end company Profit Before Taxes as follows: every one (1) full percentage point of Profit Before Taxes up to 10% will result in a payment of $4,500; every one (1) full percentage point of Profit Before Taxes above 10% will result in a payment of $9,000.

        (D) For the Company's Vice President of North American Sales: (i) 40% of base salary for achievement of North American sales revenue versus plan will be computed and paid monthly, (ii) 40% of base salary for achievement of North American operations contribution margin versus plan will be computed and paid quarterly, and (iii) 35% of base salary for achievement of year-end Company Profit Before Taxes as follows: every one (1) full percentage point of Profit Before Taxes up to 10% will result in a payment of $4,500; every one (1) full percentage point of Profit Before Taxes above 10% will result in a payment of $9,000.

        (E) For the Company's Vice President/Chief Financial Officer and the Vice President/General Counsel: every one (1) full percentage point of Profit Before Taxes up to 10% will result in a payment of $5,000; every one (1) full percentage point of Profit Before Taxes above 10% will result in a payment of $10,000.

        (F)     For the Company's Vice President of Human Resources: every one
                (1) full percentage point of Profit Before Taxes up to 10% will result in a payment of $2,300; every one (1) full percentage point of Profit Before Taxes above 10% will result in a payment of $4,600.

Net income before taxes will be calculated excluding any restructuring charges taken for CY 1997.